Exhibit 10.21

WAFER SUPPLY AGREEMENT

This Agreement (“Agreement”) is made and entered into as of this 29th day of June, 2005 (the “Effective Date”), by and between:

(1)	POWER INTEGRATIONS INTERNATIONAL LTD., a Cayman Islands corporation having its principal place of business at P.O. Box 219, Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands (“POWER INTEGRATIONS”);

and

(2)	MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD., a corporation duly organized under the laws of Japan, acting through its Semiconductor Company having its principal place of business at 1 Kotari-yakemachi, Nagaokakyo City, Kyoto 617-8520, Japan (“COMPANY”).

WITNESSETH:

WHEREAS, COMPANY is engaged in providing wafer foundry services for semiconductor companies; and

WHEREAS, POWER INTEGRATIONS is engaged in the design, development, marketing and sale of various integrated circuit products for use in power conversion applications; and

WHEREAS, POWER INTEGRATIONS desires to acquire from COMPANY the fabrication and supply of wafers of certain integrated circuit products, and COMPANY is willing to supply such wafers to POWER INTEGRATIONS within the agreed upon production capacity of COMPANY.

CONFIDENTIAL TREATMENT REQUESTED

NOW, THEREFORE, in consideration of the mutual covenants of the parties contained herein, POWER INTEGRATIONS and COMPANY hereby agree as follows:

Article 1: (Definitions)

When used throughout this Agreement, each of the following terms shall have the meaning indicated below:

1.1 COMMON SPECIFICATION(S): The specifications for the production, delivery and acceptance of the WAFERS which will be provided by PI.

1.2 CONFIDENTIAL INFORMATION: Technical information, or other non-public information relating to PI or SUPPLIER, whether in a human readable or machine-readable form and whether recorded on paper, tape, diskette or any other media, which is disclosed by the disclosing party to the receiving party and, subject to Section 1.3 (“CONFIDENTIAL MANUFACTURING INFORMATION”), (i) which is designated in writing, by appropriate legend, as confidential or, (ii) if disclosed orally is identified as confidential information at the time of disclosure and a summary of which is confirmed in writing within thirty (30) days after oral disclosure designated, by appropriate legend, as confidential. Notwithstanding the foregoing, all information generated by the activities and actions of SUPPLIER under this Agreement on PI’s behalf (other than SUPPLIER IMPROVEMENTS and SUPPLIER’S CONFIDENTIAL INFORMATION made solely and independently by SUPPLIER without use of any of PI’s CONFIDENTIAL INFORMATION) and any information, including all PI INTELLECTUAL PROPERTY, received by SUPPLIER shall also be considered PI’s CONFIDENTIAL INFORMATION.

1.3 CONFIDENTIAL MANUFACTURING INFORMATION: All of PI’s CONFIDENTIAL INFORMATION, whether in written, electronic, oral or other form, relating to the PI PROCESS and conveyed by any means including, without limitation, during a meeting between the parties, by phone, letter, email or facsimile, whether or not declared or marked confidential and whether or not it is subsequently described in writing.

CONFIDENTIAL TREATMENT REQUESTED

1.4 ENGINEERING PRODUCTION: The production by SUPPLIER of WAFERS for engineering development.

1.5 INDIVIDUAL SALES CONTRACTS: Individual contracts of sale and purchase of the WAFERS that will be concluded between SUPPLIER and PI pursuant to this Agreement.

1.6 INTELLECTUAL PROPERTY RIGHTS: Copyrights, patent rights, trade secret rights, moral rights, mask work rights and all other intellectual or proprietary rights of any kind.

1.7 MASK SPECIFICATIONS: The specifications for the production, delivery and acceptance of the MASK TOOLING SETS.

1.8 MASK TOOLING SETS: Those mask tooling sets made by or for SUPPLIER for use in making WAFERS pursuant to this Agreement.

1.9 PI: POWER INTEGRATIONS and any of its SUBSIDIARIES.

1.10 PI IMPROVEMENTS: Any modification or change, made during the term of this Agreement, to the PI INTELLECTUAL PROPERTY, unless such modification or change is a SUPPLIER IMPROVEMENT.

1.11 PI INTELLECTUAL PROPERTY: The PI PROCESS, the COMMON SPECIFICATIONS, the MASK TOOLING SETS and the mask databases therefor, the PI IMPROVEMENTS, and all know-how related to the foregoing. PI INTELLECTUAL PROPERTY is PI’s CONFIDENTIAL INFORMATION.

1.12 PI PROCESS: PI’s process technologies, which are implemented in the SUPPLIER wafer fabrication facility to produce the WAFERS, and of which the detailed specification is specified in the COMMON SPECIFICATIONS, plus all PI IMPROVEMENTS.

CONFIDENTIAL TREATMENT REQUESTED

1.13 PILOT PRODUCTION: The production by SUPPLIER of WAFERS for the purpose of evaluation by PI.

1.14 PRODUCTS: Any and all integrated circuit products of PI manufactured in accordance with the PI PROCESS.

1.15 SUBSIDIARY: Any corporation, company or other entity in which SUPPLIER or PI, as the case may be, owns and/or controls, directly or indirectly, now or hereafter, more than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors or their equivalents regardless of the form thereof (other than any shares of stock whose voting rights are subject to restriction); provided, however, that any entity which would be a SUBSIDIARY by reason of the foregoing shall be considered a SUBSIDIARY only so long as such ownership or control exists. SUPPLIER shall each enter into separate written agreements (each a “SUBSIDIARY Agreement”) with each of their respective SUBSIDIARIES who wish to exercise any rights under this Agreement, binding the SUBSIDIARY to the terms and conditions of this Agreement. A SUBSIDIARY shall maintain its status as a SUBSIDIARY under this Agreement only for so long as such SUBSIDIARY has a SUBSIDIARY Agreement in force and effect. SUPPLIER guarantees the performance of its respective SUBSIDIARIES under this Agreement, and will indemnify and hold PI harmless from any costs, damages, or liabilities incurred by PI arising out of a breach by a SUBSIDIARY of any of the terms and conditions of this Agreement and/or SUBSIDIARY Agreements.

1.16 SUPPLIER: COMPANY and any of its SUBSIDIARIES.

1.17 SUPPLIER IMPROVEMENTS: Any modification or change, made during the term of this Agreement, to the PI INTELLECTUAL PROPERTY that (i) are made solely by SUPPLIER without use of any of PI’s CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION, and (ii) SUPPLIER has a substantial use for other than manufacturing or incorporation into PRODUCTS, and (iii) are based solely on the SUPPLIER PROCESS.

1.18 SUPPLIER PROCESS: SUPPLIER’S standard process technology steps, from SUPPLIER owned technologies, developed exclusively by SUPPLIER and implemented in the SUPPLIER wafer fabrication facility to produce the WAFERS.

1.19 VOLUME PRODUCTION: The production by SUPPLIER of WAFERS for the volume production of PRODUCTS.

1.20 WAFER(S): Non-probed silicon wafers manufactured by SUPPLIER for PI in accordance with the COMMON SPECIFICATION.

1.21 WAFER TYPE. The different types of WAFERS (e.g., size, processing, location of manufacture) as defined by the COMMON SPECIFICATION.

Article 2: (Foundry Commitment and Forecasts)

2.1 SUPPLIER agrees to commit to PI the foundry capacity (“FOUNDRY CAPACITY”) as set forth in Exhibit A (SUPPLIER FOUNDRY CAPACITY and PRICING). Annually, PI will provide SUPPLIER with a non-binding [* * * *] forecast of WAFER orders by WAFER TYPE (“PI ANNUAL FORECAST”). Annually during the Term of this Agreement and in advance of the beginning of SUPPLIER’S fiscal year, SUPPLIER and PI will jointly review the PI ANNUAL FORECAST and SUPPLIER’S FOUNDRY CAPACITY for the upcoming SUPPLIER fiscal year. Annually, at the beginning of SUPPLIER’S fiscal year during the Term of this Agreement, SUPPLIER will commit a FOUNDRY CAPACITY for the current SUPPLIER fiscal year, at each of the SUPPLIER’S plants making WAFERS for PI, in an amount no less than [* * * *] Percent ([* * * *]%) of PI’s total WAFER purchases by WAFER TYPE during the previous SUPPLIER fiscal year; provided, however, that the committed FOUNDRY CAPACITY for the first fiscal year shall

CONFIDENTIAL TREATMENT REQUESTED

not exceed the Minimum Capacity for the fiscal year 2005 provided in Exhibit A. During the SUPPLIER fiscal year, SUPPLIER shall accept up to a [* * * *] percent ([* * * *]%) upside request over the current FOUNDRY CAPACITY, by WAFER TYPE, upon a [* * * *] month written advance notice from PI, unless the current FOUNDRY CAPACITY represents [* * * *] percent ([* * * *]%) of SUPPLIER’S total capacity in which case such advance notice shall be a [* * * *] month written notice. SUPPLIER can request PI to negotiate to reduce the committed FOUNDRY CAPACITY, by WAFER TYPE, for the then current SUPPLIER fiscal year, if SUPPLIER and PI determine that PI will not order at least [* * * *] percent ([* * * *] %) of the PI ANNUAL FORECAST by WAFER TYPE. Any negotiated reduction in FOUNDRY CAPACITY must be agreed to by PI in writing. Notwithstanding the foregoing, SUPPLIER’s maximum committed FOUNDRY CAPACITY is [* * * *] WAFERS per month.

2.2 PI shall provide SUPPLIER, on or before a mutually agreed day of each calendar month, a written [* * * *] month forecast (“PI MONTHLY FORECAST”) of the quantity of the WAFERS of each PRODUCT to be manufactured and delivered during the Term of this Agreement. Such forecast shall be in conformity with the FOUNDRY CAPACITY.

2.3 PI must order the exact quantity of WAFERS per each PRODUCT forecasted in the first month, and at least the quantity of WAFERS by WAFER TYPE forecasted in the second month, of the PI MONTHLY FORECAST unless SUPPLIER agrees to any change. PI may revise the quantity for each of the last [* * * *] months of each PI MONTHLY FORECAST without penalty or charge.

Article 3: (Sale and Purchase of WAFERS; MASK TOOLING SETS)

3.1 PI shall purchase WAFERS from SUPPLIER and SUPPLIER shall sell such WAFERS to PI.

CONFIDENTIAL TREATMENT REQUESTED

3.2 PI shall submit to SUPPLIER a purchase order (the “PO”) for the WAFERS in accordance with the terms and conditions of this Agreement. All such PO’s shall be accepted by SUPPLIER unless the PO cannot be met for reasons beyond SUPPLIER’s control. SUPPLIER shall issue a written confirmation within [* * * *] business days of receipt of the PO. Upon SUPPLIER’S confirmation, the PO terms of total quantity, delivery date, delivery location and pricing shall constitute an INDIVIDUAL SALES CONTRACT which will be deemed to incorporate all of the terms and conditions of this Agreement. Subject to the restrictions of Section 2.3, for any INDIVIDUAL SALES CONTRACT, the quantity of WAFERS ordered for each PRODUCT, within a WAFER TYPE, can be modified by PI by written notice received by SUPPLIER at least [* * * *] weeks before the starting date of fabrication of such WAFERS, so long as the total quantity of WAFERS is not less than the original quantity ordered for that WAFER TYPE.

3.3 The mask databases for creating MASK TOOLING SETS for WAFERS of any PRODUCT shall be supplied by PI to SUPPLIER in a timely manner. SUPPLIER shall immediately notify PI in detail of any defects or non-conformity in the MASK TOOLING SETS caused by the mask databases. Upon such notice, PI shall either provide corrected mask databases and pay for corrected MASK TOOLING SETS or, notwithstanding any other provision of this Agreement, PI can cancel the INDIVIDUAL SALES CONTRACT for the affected WAFERS, upon written notice to SUPPLIER, without any liability except for affected WAFER work in progress (“WIP”) and inventory.

3.4 SUPPLIER will produce or procure the MASK TOOLING SETS for the WAFERS in accordance with the MASK SPECIFICATIONS. SUPPLIER shall submit the MASK SPECIFICATIONS to PI for prior approval. The cost of production or procurement of the MASK TOOLING SETS shall be paid by PI and the MASK TOOLING SETS shall be owned by PI. The price to PI for the MASK TOOLING SETS shall be SUPPLIER’S cost to produce or procure them, and shall

CONFIDENTIAL TREATMENT REQUESTED

be commercially reasonable. If PI determines that the price or quality of the MASK TOOLING SETS is not acceptable then, at PI’s option, the SUPPLIER will procure the MASK TOOLING SETS from a vendor specified by PI. SUPPLIER will produce or procure the MASK TOOLING SETS within [* * * *] working days after the receipt of the mask database from PI. Upon request from PI, SUPPLIER will produce or procure the MASK TOOLING SETS on an expedited basis.

Article 4: (INTELLECTUAL PROPERTY RIGHTS)

4.1 PI is and shall remain the sole and exclusive owner of all rights (including INTELLECTUAL PROPERTY RIGHTS), title and interest in and to the PI INTELLECTUAL PROPERTY. PI grants SUPPLIER a limited, non-transferable, non-exclusive, royalty free license, without the right to sublicense, in the PI INTELLECTUAL PROPERTY for the sole purpose of using it internally to manufacture WAFERS. Notwithstanding any other statement in this Agreement, the foregoing license shall not survive expiration or termination of this Agreement. SUPPLIER may not (i) use the PI INTELLECTUAL PROPERTY for any purpose other than to manufacture WAFERS, or (ii) license it to any third party.

4.2 PI shall be the sole and exclusive owner of all right, title and interest in the PI IMPROVEMENTS. SUPPLIER hereby irrevocably and unconditionally transfers and assigns to PI all of SUPPLIER’S right, title and interest worldwide in the PI IMPROVEMENTS. SUPPLIER will promptly disclose to PI in writing all PI IMPROVEMENTS upon their creation. SUPPLIER shall take all reasonable actions in a timely manner, at PI’s expense, to assist PI in perfecting and enforcing its rights in the PI IMPROVEMENTS. Such actions shall include but not be limited to execution of assignments, patent applications and other documents. Subject to all of the terms and conditions of this Agreement, PI hereby grants to SUPPLIER a non-exclusive, irrevocable, perpetual, royalty-free, non-transferable, worldwide, right and license to use, modify, reproduce, (but sub-license only to a SUPPLIER SUBSIDIARY) the PI IMPROVEMENTS only for SUPPLIER’S

CONFIDENTIAL TREATMENT REQUESTED

development and manufacture of SUPPLIER’s products. Notwithstanding the foregoing, no license is granted to the PI IMPROVEMENTS for the purpose of SUPPLIER providing foundry service or other benefit to a third party.

4.3 In the event that any portion of Section 4.2 is declared invalid or illegal according to any applicable law, (a) SUPPLIER hereby waives and agrees never to assert such right, title and interest, including any moral rights or similar rights, against PI or PI’s licensees and (b) the parties hereby modify such portion, effective upon such declaration, in such manner as shall secure for PI an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license under all INTELLECTUAL PROPERTY RIGHTS, with rights to sublicense through one or more level(s) of sublicensee(s), to use, modify, reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, and otherwise exploit in any manner, such rights in the PI IMPROVEMENTS, to the maximum extent permitted by applicable law.

4.4 SUPPLIER shall be the sole and exclusive owner of all right, title and interest in the SUPPLIER IMPROVEMENTS. SUPPLIER hereby grants to PI a non-exclusive, irrevocable, perpetual, royalty-free, non-transferable, worldwide, right and license to use, modify, reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, and otherwise exploit in any manner all SUPPLIER IMPROVEMENTS as part of the PI PROCESS and any modifications thereto. Without any consent of SUPPLIER, PI may sublicense the foregoing license for the SUPPLIER IMPROVEMENTS to PI’s SUBSIDIARY so long as the sublicense provides for the protection of SUPPLIER’S CONFIDENTIAL INFORMATION on terms not less protective than those set forth in this Agreement. SUPPLIER will promptly disclose to PI in writing all SUPPLIER IMPROVEMENTS upon their creation.

4.5 SUPPLIER agrees not to use the PI INTELLECTUAL PROPERTY or any license under this Agreement, in whole or in part, or any knowledge gained by SUPPLIER through producing WAFERS, to develop an equivalent or competing process to the PI PROCESS, or other product or service that would compete with PI.

CONFIDENTIAL TREATMENT REQUESTED

Article 5: (WAFER Production)

5.1 ENGINEERING PRODUCTION

5.1.1 For ENGINEERING PRODUCTION, PI may place an order with SUPPLIER for WAFERS up to a maximum of [* * * *] WAFERS for each WAFER TYPE, or any other quantity agreed to in writing by the parties. SUPPLIER will use its [* * * *] to ship WAFERS in ENGINEERING PRODUCTION to PI as quickly as possible but no more than [* * * *] working days after availability of the MASK TOOLING SETS.

5.1.2 Any output of the ENGINEERING PRODUCTION will be shipped to PI immediately upon completion. If the WAFERS output is less than [* * * *] percent ([* * * *] %) of the ordered quantity, SUPPLIER will inform PI of the output quantity of the WAFERS and if PI requires to have the shortage covered, SUPPLIER will re-input the WAFERS to cover the shortage of quantity at no additional cost to PI.

5.2 PILOT PRODUCTION

5.2.1 For the PILOT PRODUCTION, PI may place an order with SUPPLIER for a minimum of [* * * *] WAFERS per each PRODUCT, or any other quantity agreed to in writing by the parties.

5.2.2 SUPPLIER will ship to PI WAFERS in PILOT PRODUCTION of each PRODUCT within [* * * *] working days after availability of MASK TOOLING SETS for such PRODUCT.

5.2.3 The output of the PILOT PRODUCTION will be shipped to PI if such WAFERS output is at least [* * * *] percent ([* * * *]%) of the ordered quantity.

CONFIDENTIAL TREATMENT REQUESTED

If the WAFERS output is less than [* * * *] percent ([* * * *]%) of the ordered quantity, SUPPLIER will inform PI of the output quantity of the WAFERS and if PI requires to have the shortage covered, SUPPLIER will re-input the WAFERS to cover the shortage of quantity at no additional cost to PI.

5.3 VOLUME PRODUCTION

5.3.1 For VOLUME PRODUCTION, PI shall place a PO with SUPPLIER for a minimum of [* * * *] WAFERS per each PRODUCT, or any other quantity agreed to in writing by the parties. The delivery date of the PO shall be in accordance with the VOLUME PRODUCTION cycle time for WAFERS as specified by the SUPPLIER but such cycle time shall not exceed [* * * *] days.

5.3.2 For VOLUME PRODUCTION, SUPPLIER will ship the WAFERS ordered by PI by the delivery date in the INDIVIDUAL SALES CONTRACT. SUPPLIER shall use reasonable efforts to deliver the WAFERS earlier than such delivery date.

5.3.3 SUPPLIER will ship orders in quantities not less than [* * * *] percent ([* * * *] %) of the quantities ordered of each PRODUCT.

Article 6: (Delivery)

6.1 The terms of delivery of the WAFERS shall be FOB Japan (as such term is defined in Incoterms 2000).

6.2 The title and risk of loss relating to the WAFERS delivered by SUPPLIER to PI shall transfer from SUPPLIER to PI at such time and point as provided in Incoterms 2000 relating to such FOB terms. PI shall have the right to designate a freight forwarder, subject to SUPPLIER’S reasonable approval.

6.3 SUPPLIER will deliver the WAFERS within the number of calendar days specified in the INDIVIDUAL SALES CONTRACT. In the event that

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SUPPLIER foresees a delay in the delivery schedule of the WAFERS, SUPPLIER shall make a best effort to correct any delay and SUPPLIER shall promptly notify PI of such delay and submit to PI the new delivery schedule. PI will have the right to cancel, without liability, the INDIVIDUAL SALES CONTRACT for the delayed WAFERS if the delay is greater than [* * * *] days and the delay is not due to PI’s instruction.

6.4 SUPPLIER shall pack the WAFERS in accordance with the packing standards defined in the COMMON SPECIFICATIONS.

6.5 SUPPLIER shall collect PCM data (“PCM DATA”), as defined in the COMMON SPECIFICATIONS, on the manufactured WAFERS. SUPPLIER will send the PCM DATA electronically to PI before the WAFERS are received by PI. The PCM DATA will be accurate and complete for all WAFERS and sent in a mutually agreed upon format.

6.6 If PI determines, in consultation with SUPPLIER, that the WAFERS currently being manufactured will not meet the PRODUCTS requirements, PI can, notwithstanding any other provision of this Agreement, cancel the INDIVIDUAL SALES CONTRACT for the affected WAFERS without any liability except for the affected WAFER WIP and inventory, upon written notice to SUPPLIER.

Article 7: (Test and Inspection)

7.1 PI shall conduct incoming inspection of the WAFERS, by WAFER TYPE, to determine the WAFERS’ conformance to the COMMON SPECIFICATIONS. The PCM DATA is required for the incoming inspection of the WAFERS and the omission, inaccuracy or other defect in the PCM DATA will in itself be sufficient cause to reject the WAFERS. This inspection shall be regarded as final in terms of quality, quantity and other conditions of the WAFERS supplied to PI, which are subject to SUPPLIER’S warranty as defined in Section 11.1. All WAFERS passing the incoming inspection will be accepted by PI.

CONFIDENTIAL TREATMENT REQUESTED

7.2 PI shall notify SUPPLIER which of the WAFERS have been accepted by PI within [* * * *] days after receipt of the WAFERS by PI. Should PI fail to notify SUPPLIER within the said [* * * *] days, the WAFERS shall be deemed to have been accepted by PI. PI will owe SUPPLIER payment only for the quantity of WAFERS that have been accepted by PI. PI may return non-accepted WAFERS at Supplier’s cost and risk after obtaining a return authorization number from SUPPLIER in writing. PI shall provide SUPPLIER with a report specifying the reason for such rejection. SUPPLIER shall provide either a refund, or a replacement lot of the Wafers within [* * * *] days after the receipt thereof pursuant to the mutual consent of the parties.

7.3 SUPPLIER shall not be held responsible for the defects and failures of the WAFERS which are attributable to the design, test and assembly by PI of the PRODUCTS.

7.4 SUPPLIER shall not be held responsible for the defects, failures and yield problems of the WAFERS if the WAFERS meet the specifications set forth in the COMMON SPECIFICATIONS.

7.5 SUPPLIER may make a written special waiver request to PI to ship WAFERS that do not comply with the COMMON SPECIFICATIONS. If PI approves such special waiver request in writing, which approval may include special terms and conditions, SUPPLIER may ship such non-complying WAFERS under such terms and conditions.

Article 8: (Process and Specification Changes)

8.1 SUPPLIER shall notify PI in writing as soon as possible, in advance of any process change which requires PI’s change in any database or which would affect the quality, reliability, manufacturability, form, fit or function of the PRODUCTS. Each such process change shall be subject to PI’s prior written approval. Notwithstanding any other provision of this Agreement, if PI does not

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approve and the process change is implemented, PI will have the right to cancel, without liability, any INDIVIDUAL SALES CONTRACT affected by the process change.

8.2 PI shall have sole responsibility for the control, maintenance, distribution and modification of the COMMON SPECIFICATIONS including but not limited to the addition and maintenance of applicable process, inspection, quality and procurement specifications. PI will notify SUPPLIER of any changes to the COMMON SPECIFICATIONS by providing a copy of the amended COMMON SPECIFICATIONS to SUPPLIER. SUPPLIER will acknowledge acceptance of the amended COMMON SPECIFICATIONS in writing and SUPPLIER’S acceptance will not be unreasonably withheld, conditioned or delayed. In the case of any issue with the COMMON SPECIFICATIONS, SUPPLIER agrees that PI is the ultimate authority on the COMMON SPECIFICATIONS.

Article 9: (Price)

9.1 The prices of the WAFERS, which are produced in the ENGINEERING PRODUCTION, the PILOT PRODUCTION and the VOLUME PRODUCTION are set forth in Exhibit A (SUPPLIER FOUNDRY CAPACITY and PRICING). Any modifications thereto must be agreed upon by SUPPLIER and PI in writing, either as an amendment to Exhibit A (SUPPLIER FOUNDRY CAPACITY and PRICING) or as part of an INDIVIDUAL SALES CONTRACT. SUPPLIER and PI may jointly review and revise the WAFERS price, by WAFER TYPE, within [* * * *] days of the close of each half of SUPPLIER’S fiscal year or upon a material change to the COMMON SPECIFICATIONS.

9.2 Any gain or loss due to the exchange rate between Japanese Yen and United States Dollars will be [* * * *] by PI and MEI per Exhibit B (EXCHANGE RATE) at the time the WAFER order is placed.

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Article 10: (Payments)

10.1 Payment for the WAFERS shall be by wire transfer [* * * *] days after receipt of invoice. SUPPLIER agrees to negotiate terms or alternate forms of payment as proposed by PI.

Article 11: (Warranty, Indemnification)

11.1 SUPPLIER warrants that the WAFERS sold to PI will conform to the COMMON SPECIFICATIONS. PI shall notify SUPPLIER in writing of any defect or non-conformity of said WAFERS within [* * * *] months after notification of acceptance per Section 7.2 above. SUPPLIER’S sole obligations under this warranty are limited to, at PI’s option, (i) [* * * *] or [* * * *] any said WAFERS which shall be returned to SUPPLIER’S manufacturing facility with [* * * *], or (ii) SUPPLIER [* * * *] PI an [* * * *] to the purchase price of said WAFERS.

11.2 SUPPLIER shall defend, indemnify and hold harmless PI, its officers, directors, employees and representatives from and against any claim, demand, cause of action, debt, or liability, including reasonable attorneys’ fees, relating to or arising from allegations that the SUPPLIER PROCESS, SUPPLIER IMPROVEMENTS and any SUPPLIER contributions to the PI INTELLECTUAL PROPERTY used to produce WAFERS or the resulting WAFERS infringes any of the INTELLECTUAL PROPERTY RIGHTS of a third party; provided that SUPPLIER is promptly notified in writing of the action and is allowed to assume and control the defense thereof. SUPPLIER shall pay [* * * *] and [ * * * *] awarded therein, but shall not be responsible for any compromise or settlement made without SUPPLIER’S written consent.

11.3 EXCEPT AS EXPRESSLY STATED HEREIN, NO EXPRESS OR IMPLIED WARRANTIES ARE MADE BY SUPPLIER RELATING TO THE WAFERS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PI MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH REGARD TO ANY OF THE PI INTELLECTUAL PROPERTY.

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11.4 PI shall defend, indemnify and hold harmless SUPPLIER, its officers, directors, employees and representatives from and against any claim, demand, cause of action, debt, or liability, including reasonable attorneys’ fees, relating to or arising from allegations that the PI PROCESS and any PI contributions to the PI IMPROVEMENTS used to produce WAFERS infringes any of the INTELLECTUAL PROPERTY RIGHTS of a third party; provided that PI is promptly notified in writing of the action and is allowed to assume and control the defense thereof. PI shall pay [* * * *] and [* * * *] awarded therein, but shall not be responsible for any compromise or settlement made without PI’s written consent.

11.5 Notwithstanding Section 13.7, SUPPLIER shall keep records for three (3) years, notwithstanding the termination of this Agreement, of the WAFERS manufactured and summaries of their process monitors. SUPPLIER agrees to permit such records to be examined and copied by PI or PI’s authorized representative, upon reasonable prior written notice to SUPPLIER, during normal business hours at SUPPLIER’S offices. Such records shall be deemed to be PI’s CONFIDENTIAL INFORMATION.

Article 12: (Confidentiality)

12.1 The receiving party shall use any CONFIDENTIAL INFORMATION acquired from the disclosing party in connection with this Agreement solely for the purposes of this Agreement.

12.2 Subject to Sections 12.7 and 12.8, for a period of [* * * *] years after the receipt or creation of the CONFIDENTIAL INFORMATION, or during the Term of this Agreement, whichever is longer, the receiving party shall use a reasonable standard of care not to publish or disseminate the CONFIDENTIAL INFORMATION to any third party, except as otherwise provided herein, and use

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such CONFIDENTIAL INFORMATION only for the purpose of this Agreement. The receiving party shall have no obligation with respect to any CONFIDENTIAL INFORMATION received by it which the receiving party shall prove is:

(a) Published or otherwise available to the public other than by a breach of this Agreement or any other agreement by the receiving party;

(b) Rightfully received by the receiving party hereunder from a third party not obligated under this Agreement or any other agreement, and without confidential limitation;

(c) Known to the receiving party prior to its first receipt of the same from the disclosing party;

(d) Independently developed by the receiving party without access to the CONFIDENTIAL INFORMATION of the disclosing party;

(e) Furnished to a third party by the disclosing party without restrictions on the third party’s right of disclosure similar to those of this Agreement; or

(f) Stated in writing by the disclosing party no longer to be CONFIDENTIAL INFORMATION.

In the case that receiving party intends to disclose publicly or to a third party any CONFIDENTIAL INFORMATION under any of the exceptions above, the receiving party must first give the disclosing party written notice [* * * *] days prior to any such disclosure.

12.3 If any CONFIDENTIAL INFORMATION is disclosed pursuant to the requirement or request of a governmental or judicial agency or disclosure is required by operation of law, such disclosure will not constitute a breach of this Agreement, provided that the receiving party shall give prompt prior written notice

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to the disclosing party to allow the disclosing party to seek a protective order with respect thereto reasonably satisfactory to the disclosing party to the extent available under applicable law.

12.4 The receiving party shall limit access to the CONFIDENTIAL INFORMATION only to such officers and employees of the receiving party who are reasonably necessary to implement this Agreement and only to such extent as may be necessary for such officers and employees to perform their duties under this Agreement. The receiving party shall be liable to cause all of such officers and employees to sign a secrecy agreement to abide by the secrecy obligations provided in this Agreement. The receiving party shall maintain records of such officers and employees.

12.5 CONFIDENTIAL INFORMATION and all materials including, without limitation, documents, drawings, masks, specifications, models, apparatus, sketches, designs and lists furnished to the receiving party by, and which are themselves identified to be or designated in writing to be the property of, the disclosing party are and shall remain the property of the disclosing party and shall be returned to the disclosing party promptly at its request, including any copies.

12.6 PI may disclose information with respect to any SUPPLIER IMPROVEMENTS to the PI PROCESS to one or more third parties as PI’s CONFIDENTIAL INFORMATION and covered by a non-disclosure agreement with protection equivalent to this Agreement for the sole purpose of having such third parties provide PI with design, layout, foundry, assembly and testing services.

12.7 CONFIDENTIAL MANUFACTURING INFORMATION will be confidential for a period of [* * * *] years after the Term of this Agreement and SUPPLIER agrees to use its best efforts to never make public the CONFIDENTIAL MANUFACTURING INFORMATION. Notwithstanding any other provision of this Agreement, SUPPLIER shall treat the CONFIDENTIAL MANUFACTURING INFORMATION in accordance with the confidentiality obligations and use restrictions of this Agreement during that [****] year period.

CONFIDENTIAL TREATMENT REQUESTED

12.8 SUPPLIER’S obligations with respect to any portion of PI’s CONFIDENTIAL MANUFACTURING INFORMATION shall terminate when SUPPLIER can document and with PI’s written concurrence that such CONFIDENTIAL MANUFACTURING INFORMATION:

(a) Was rightfully in the public domain at the time it was communicated to SUPPLIER by PI; or

(b) Rightfully entered the public domain through no fault of SUPPLIER subsequent to the time it was communicated to SUPPLIER by PI; or

(c) Was rightfully in SUPPLIER’S possession free of any obligation of confidence at the time it was communicated to SUPPLIER by PI; or

(d) Was rightfully communicated to SUPPLIER by a third party free of any obligation of confidence subsequent to the time it was communicated to SUPPLIER by PI; or

(e) Was independently developed by SUPPLIER and the SUPPLIER gave PI notice thereof, within thirty (30) days of the disclosure of the PI CONFIDENTIAL MANUFACTURING INFORMATION to the SUPPLIER, documenting the information independently developed by the SUPPLIER.

For any CONFIDENTIAL MANUFACTURING INFORMATION to be subject to an exception above, any document containing such CONFIDENTIAL MANUFACTURING INFORMATION, and the information related thereto, must in their entirety qualify for the exception. This explicitly excludes any right to apply the exception by redacting CONFIDENTIAL MANUFACTURING INFORMATION or any part thereof from a document.

CONFIDENTIAL TREATMENT REQUESTED

In the case that SUPPLIER intends to disclose to an unauthorized party PI’s CONFIDENTIAL MANUFACTURING INFORMATION under the exceptions above, the SUPPLIER must first receive PI’s prior written approval and such approval will be in PI’s sole discretion.

12.9 PI may request the confidential release of SUPPLIER’S CONFIDENTIAL INFORMATION to a customer of the PRODUCTS for purposes of such customer’s evaluation or audit. SUPPLIER shall not unreasonably withhold approval of the release.

12.10 Obligation to Notify and Remedy. SUPPLIER will immediately give written notice to PI of any suspected unauthorized use or disclosure of PI’s CONFIDENTIAL MANUFACTURING INFORMATION and SUPPLIER will be responsible for remedying such unauthorized use or disclosure. In the event that SUPPLIER or (to the knowledge of SUPPLIER) any of its representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demands or other similar processes) to disclose any of PI’s CONFIDENTIAL MANUFACTURING INFORMATION, SUPPLIER shall provide PI with prompt written notice of any such request or requirement sufficiently timely to allow PI adequate time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

Article 13: (Term and Termination)

13.1 This Agreement shall continue in full force and effect from the Effective Date until the fifth anniversary of the Effective Date, unless earlier terminated as provided herein (“Term”). If this Agreement has not been earlier terminated, the parties agree to negotiate in good faith, beginning one year prior to end of the Term, for this Agreement’s continuation for another five (5) year period, on mutually agreeable terms and conditions.

CONFIDENTIAL TREATMENT REQUESTED

13.2 Notwithstanding anything to the contrary in Section 17.11 (“Force Majeure”), if any governmental agency, entity or authority requires (including through administrative guidance) any changes to this Agreement, PI may terminate this Agreement immediately if the changes are, in PI’s sole discretion, detrimental to PI’s interests or otherwise not reasonably acceptable to PI, without liability of any kind.

13.3 In the event that either party has committed a material breach of this Agreement, the other party shall promptly give written notice thereof to the breaching party, specifying any alleged material breach or breaches. The breaching party shall have [* * * *] days after the effective date of such written notice to have all material breaches specified either remedied or waived (“cured”). If such breaches are not so cured, the other party shall have the right to terminate this Agreement effective upon written notice.

13.4 Either party shall also have the right to terminate this Agreement with immediate effect by giving written notice of termination to the other party at any time upon or after the occurrence of any of the following events with respect to such other party:

(a) Insolvency, bankruptcy, reorganization or liquidation or filing of any application therefor, or other commitment of an affirmative act of insolvency, which is not promptly removed or stayed, if (1) the first party does not receive prompt, satisfactory, written assurance from the other party that it can meet its obligations under this Agreement, or (2) after such assurance such other party does not continue to meet such obligations;

(b) Attachment, execution or seizure of substantially all of the assets or filing of any application therefor which is not promptly released or stayed;

(c) Assignment or transfer of that portion of the business to which this Agreement pertains to a trustee for the benefit of creditors; or

(d) Termination of its business or dissolution.

CONFIDENTIAL TREATMENT REQUESTED

13.5 In the event SUPPLIER shall be acquired or controlled, directly or indirectly, by, or shall be consolidated or merged into, any other company or corporation and reasonable written assurance satisfactory to PI shall not be forthcoming in connection therewith as to the continued performance by SUPPLIER’S successor of SUPPLIER’S obligations under this Agreement within [* * * *] days thereafter, or in the event of such other company or corporation being a [* * * *] of PI, then PI shall notify SUPPLIER’S successor immediately of such a determination in writing and will have the right for a period of [* * * *] days to request negotiations to cure any concerns. If no cure is obtained, the parties will negotiate in good faith the orderly termination of this Agreement upon written notice by PI to SUPPLIER’S successor.

13.6 No failure or delay on the part of either party in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its rights of termination for such cause or any other or subsequent cause.

13.7 In the event of expiration or termination of this Agreement, within [****] days after expiration or termination of this Agreement, the receiving party shall return to the disclosing party all media and documentation containing the CONFIDENTIAL INFORMATION and render unusable all said CONFIDENTIAL INFORMATION placed in any storage apparatus under the receiving party’s control. SUPPLIER will promptly produce for PI all documents in any form containing CONFIDENTIAL MANUFACTURING INFORMATION, whether made by PI or by SUPPLIER (including notes made by SUPPLIER), and whether such documents be in hard copy, electronic (including email), optical or other form.

CONFIDENTIAL TREATMENT REQUESTED

13.8 The termination or expiration of this Agreement shall not release either party from any liability which at said date of termination or expiration has already accrued to the other party.

13.9 Notwithstanding any termination or expiration of this Agreement, the provisions of Articles 1 (“Definitions”), 4 (“INTELLECTUAL PROPERTY RIGHTS”), 11 (“Warranty, Indemnification and Improvements”), and 12 (“Confidentiality”), Sections 13.7, 13.8, 13.9, and Articles 14 (“Government Regulations”), 15 (“Nondisclosure”), and 17 (“Miscellaneous Provisions”) shall survive this Agreement.

Article 14: (Government Regulations)

14.1 Both parties hereto acknowledge that the CONFIDENTIAL INFORMATION disclosed by the disclosing party to the receiving party hereunder may be subject to the export control laws, rules or regulations of the relevant countries. The disclosing party shall be responsible for obtaining any export license required under such laws or regulations with respect to the export of any CONFIDENTIAL INFORMATION by the disclosing party, and the receiving party agrees that it will not export or re-export the CONFIDENTIAL INFORMATION communicated pursuant to this Agreement, except in compliance with applicable law, rule or regulation, including without limitation, the U.S. Export Administration Regulations. To the extent the same practically is within its control, the receiving party agrees that no CONFIDENTIAL INFORMATION received from the disclosing party will be knowingly used by the receiving party, directly or indirectly, to make products for customers whom such party knows intend to make use of such products for “[* * * *] Purposes” (defined herein below). For the purpose of this Agreement, “[* * * *] Purposes” means the design, development, or manufacture of any [* * * *], including without limitation [* * * *], [* * * *], [* * * *] and [* * * *].

CONFIDENTIAL TREATMENT REQUESTED

14.2 SUPPLIER is responsible for all taxes in respect of this Agreement except for taxes on PI’s income.

Article 15: (Non-Disclosure)

SUPPLIER shall keep this Agreement and its terms, conditions and existence confidential and shall not make disclosure thereof to any third party without the prior written consent of PI, which will be at PI’s sole discretion and, if given, shall be conditioned upon all CONFIDENTIAL MANUFACTURING INFORMATION being redacted from such disclosure. Notwithstanding any other statement in this Agreement, PI may disclose this Agreement and/or its terms and conditions to the extent that such disclosure is necessary to comply with federal and state securities and other applicable laws.

Article 16: (Third Party Service Providers)

16.1 SUPPLIER shall have no right to have WAFERS manufactured, in whole or in part, by a third party unless PI gives its written approval therefor in advance, which approval shall be at PI’s sole discretion. If PI does give such written approval, then SUPPLIER may disclose PI’s CONFIDENTIAL INFORMATION for the sole purpose of, and only to the extent reasonably necessary for, having such third party provide such services solely for the benefit if PI and not for the benefit of any other party. Such approval shall be conditioned upon:

(a) PI’s prior review and written approval of the contract between SUPPLIER and such third party performing such manufacture; and

(b) the third party agreeing in writing to all applicable terms and conditions of this Agreement, and;

(c) SUPPLIER being the insurer and guarantor of such third party’s full observance of such terms and conditions; and

CONFIDENTIAL TREATMENT REQUESTED

(d) SUPPLIER’S disclosure of CONFIDENTIAL MANUFACTURING INFORMATION to such third party being subject to PI’s prior written approval, which shall be at PI’s sole discretion.

Article 17: (Miscellaneous Provisions)

17.1 Entire Agreement. This Agreement embodies the entire understanding of the parties as it relates to the subject matter hereof and this Agreement supersedes any prior agreements or understandings between the parties with respect to such subject matter.

17.2 Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

17.3 Waiver. Should either PI or SUPPLIER fail to enforce any provision of this Agreement or to exercise any right in respect thereto, such failure shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce such provision or right or any other provision or right.

17.4 No License. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except as expressly set forth in Article 4 (“INTELLECTUAL PROPERTY RIGHTS”).

17.5 English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties. All communications between SUPPLIER and PI to effect the terms of this Agreement shall be in the English language only.

17.6 No Agency. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has, nor will either party represent that it has, the authority to bind the other or to incur any obligation on its behalf.

CONFIDENTIAL TREATMENT REQUESTED

17.7 Notices. Any notice required or permitted to be given by either party to the other party under this Agreement shall be in writing and delivered by overnight courier, signature of receipt required, and shall be deemed delivered upon written confirmation of delivery by the courier, if sent to the following respective addresses or such new addresses as may from time to time be supplied hereunder.

To:	SUPPLIER

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.
Semiconductor Company
1 Kotari-yakemachi, Nagaokakyo City,
Kyoto 617-8520, Japan

Attention: Director, Discrete Semiconductor Business Unit

To:	PI

Power Integrations International Ltd.
P.O. Box 219, Strathvale House, North Church Street
George Town, Grand Cayman, Cayman Islands

Attention: President

17.8 Invalidity. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision to situations or circumstances other than those as to which it is invalid or unenforceable, shall not be affected; and each remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with provisions which, in effect, will most nearly and fairly approach the effect of the invalid provision.

CONFIDENTIAL TREATMENT REQUESTED

17.9 Successors and Assigns; No Assignment.

(a) This Agreement, and all rights, licenses and obligations herein, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that except as set forth below neither party shall assign this Agreement or any of its rights or privileges, or delegate any of its obligations, hereunder without the prior written consent of the other party.

(b) Notwithstanding any other provision of Agreement, either party may without the prior consent of the other party assign all of its rights and delegate all of its duties under this Agreement to a purchaser of all or substantially all of such party’s stock or assets or to a third party participating in a merger or other corporate reorganization in which such party is a constituent corporation. Within 180 days after such assignment, if the assignee is (i) a [****] of the other party, and (ii) of [****] to the other party or larger, then either party may elect to have this Agreement be deemed to have expired and to have the provisions of Sections 13.7 and 13.8 take effect [****] days after written notice to the other party of such election. Any terminations by either party in this situation will become effective after a reasonable but significant transition period for PI to bring up another supplier of WAFERS.

17.10 Force Majeure. Either party shall be excused for failures and delays in performance caused by war, declared or not, any laws, proclamations, ordinances or regulations of the government of any country or of any political subdivision of any country, or strikes, lockouts, floods, fires, explosions, acts of terrorism or such other catastrophes as are beyond the control or without the material fault of such party (“CAUSES”). Any party claiming any such excuse for failure or delay in performance due to such CAUSES shall give prompt notice thereof to the other party, and neither party shall be required to perform hereunder during the period of such excused failure or delay in performance except as otherwise provided herein. This provision shall not, however, release such party from using its best efforts to

CONFIDENTIAL TREATMENT REQUESTED

avoid or remove all such CAUSES and such party shall continue performance hereunder with the utmost dispatch whenever such CAUSES are removed. In the event that the period of excused performance continues for ninety (90) days, this Agreement may be terminated by the party not excused under this Section 17.10 (“Force Majeure”), by written notice to the other party, subject to the provisions of Article 13 (“Term and Termination”) relating to the effect of termination.

17.11 Amendment. This Agreement may not be extended, supplemented or amended in any manner except by an instrument in writing expressly referring to this Agreement and duly executed by authorized officers of both parties.

17.12 Equitable Relief. Each party will have access to and become acquainted with the CONFIDENTIAL INFORMATION of the other party, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone. Therefore the parties agree that in such circumstances the party whose CONFIDENTIAL INFORMATION was used or disclosed without authorization by the other party will have the right, in any court of competent jurisdiction, to obtain an injunction, specific performance, or other equitable relief without prejudice to any other rights and remedies that it may have for such breach of this Agreement.

17.13 LIMITATION OF LIABILITY. EXCEPT AS TO OBLIGATIONS ARISING UNDER SECTIONS 11.2 AND 11.4, AND ARTICLE 12 (“CONFIDENTIALITY”): (1) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR [* * * *] IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (2) DAMAGES FOR EACH CLAIM BY EITHER

CONFIDENTIAL TREATMENT REQUESTED

PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED [* * * *] AS MEASURED FROM THE DATE OF THE EVENT THAT CAUSED THE CLAIM FOR SUCH DAMAGES. THE FOREGOING SENTENCE SHALL NOT APPLY TO SUPPLIER’s BREACH OF ANY PROVISION OF ARTICLE 2 (“FOUNDRY COMMITMENT AND FORECASTS”), IF SUCH BREACH BENEFITED SUPPLIER.

17.14 Governing Law. This Agreement and matters connected with the performance hereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of California and the United States without regard to conflict of laws principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

17.15 Arbitration. Subject to Section 17.12 (“Equitable Relief”) and other than disputes relating to INTELLECTUAL PROPERTY RIGHTS, disputes which cannot be settled amicably and by good faith negotiations within sixty (60) days after written notice by one party to the other party of such inability to amicably settle shall thereafter be settled by binding arbitration. Subject to Section 17.14 (“Governing Law”), the arbitration shall be conducted in English pursuant to the Rules of Arbitration of the International Chamber of Commerce, and shall be held in San Francisco, California. Any judgment or award rendered in these arbitrations may be entered and enforced by any court of competent jurisdiction and may include, when appropriate, equitable relief.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective corporate names by their duly authorized representatives on the date written below.

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.		POWER INTEGRATIONS INTERNATIONAL LTD.

Signature:	/s/ Yuji Yamanishi	Signature:	/s/ John Tomlin
Name:	Yuji Yamanishi	Name:	John Tomlin
Title:	IPD Category Owner	Title:	President

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

SUPPLIER FOUNDRY CAPACITY AND PRICING

[* * * *] WAFERS

12 Month Period April 1-March 31	2005-2006	2006-2007	2007-2008	2008-2009	2009-2010
Minimum Capacity	[* * * *] WAFERS/ Mo.

Standard Process Price Per Wafer	[* * * *] ¥

DC Process Price per Wafer for orders between [* * * *] and [* * * *] WAFERS per month	[* * * *] ¥

DC Process Price per Wafer for orders between [* * * *] and [* * * *] WAFERS per month	[* * * *] ¥

DC Process Price per Wafer for orders of [* * * *] WAFERS per month and above	Price to be negotiated

The above prices apply to ENGINEERING PRODUCTION, PILOT PRODUCTION and VOLUME PRODUCTION WAFERS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

EXCHANGE RATE

Base exchange rate (“F/X_BASE”) will be set at [* * * *]¥.

A new effective F/X_RATE is only established at the time of placing a purchase order for WAFERS if the Previous Month’s Average daily exchange rate is equal to or greater than [* * * *]¥ from the current F/X_RATE. The new F/X_RATE will be set to the Previous Month’s Average exchange rate and will remain in effect for at least the month it was established.

The actual WAFERS PURCHASE_PRICE used at the time of order will be calculated by the following formula:

Calculation Example

Production WAFERS BASE_PRICE = [* * * *] ¥

F/X_BASE = [* * * *] ¥/$

Initial F/X_RATE = [* * * *] ¥/$

PURCHASE_PRICE = [* * * *]

Examples:

1)	Nominal F/X Rate Example: F/X_RATE = [* * * *] ¥:

PURCHASE_PRICE = [* * * *]

2)	Higher F/X Rate Example: New F/X_RATE = [* * * *] ¥:

PURCHASE_PRICE = [* * * *]

3)	Lower F/X Rate Example: New F/X_RATE = [* * * *] ¥:

PURCHASE_PRICE = [* * * *]

CONFIDENTIAL TREATMENT REQUESTED